                                                                    Exhibit 10.7


                          MASTER LOAN SALE AGREEMENT

                                    between

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

                                   as Seller

                                      and

                  SOUTHERN PACIFIC THRIFT & LOAN ASSOCIATION

                                 as Purchaser


                          Dated as of August 23, 1995

                          MASTER LOAN SALE AGREEMENT

          THIS MASTER LOAN SALE AGREEMENT (this "Agreement") dated as of August 23, 1995, by and between SOUTHERN PACIFIC THRIFT & LOAN ASSOCIATION, a thrift and loan institution organized and existing under the laws of the State of California (herein, together with its successors and assigns, called "Purchaser") and FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC, a limited liability company organized and existing under the laws of the State of California (herein, together with its successors and assigns, called "Seller").

          WHEREAS, Seller, originates and services long-term whole loans to successful franchisees of major restaurant concepts; and

          WHEREAS, Seller intends to offer Loans to Purchaser on a regular and ongoing basis, to the extent provided herein; and

          WHEREAS, Purchaser is willing to purchase Loans from time to time as provided herein and evidenced by a Notice of Loan Sale, a form of which is attached hereto as Exhibit A;

     NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, the parties hereto hereby agree as follows:

     1.   Definitions.
          -----------

          All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Documents (as hereafter defined) for each Loan. Purchaser acknowledges receipt of forms of the Loan Documents from Seller.

          Application Package shall mean the Borrower's loan application,
          -------------------
     including documents described in Seller's Documentation Review Log, the Borrower's financial statements and such other information required by Purchaser.

          Available Funds shall have the meaning set forth in Section 3 hereof.
          ---------------

          Business Day shall mean any day other than (i) a Saturday or a Sunday,
          ------------
     or (ii) a day on which banking institutions in the State of Connecticut or the State of California are authorized or obligated by law or executive order to remain closed.

          Custodial Agreement shall mean the Custodial Agreement, dated as of
          -------------------
     the date hereof, entered into by and among Seller, Purchaser and the Custodian.

          Custodian shall mean Norwest Bank Minnesota, N.A., a national banking
          ---------
     institution, until a successor Person shall have become the Custodian pursuant to the applicable provisions of the Custodial Agreement, and thereafter "Custodian" shall mean such successor Person.

     Custodian File shall mean all instruments and documents delivered to the
     --------------
Custodian in connection with a Loan.

     Gross Rate shall mean, for a particular Loan, the interest rate payable by
     ----------
the Borrower under the Loan Documents for such Loan.

     Guarantee shall mean the guarantee of a Borrower's obligations under the
     ---------
Loan Documents.

     Leasehold Mortgage shall mean the leasehold mortgage (or collateral
     ------------------
assignment of lease) with respect to any lease, securing the obligations of the Borrower under its Note, as such leasehold mortgage (or assignment of lease) may be amended, modified or renewed from time to time.

     Lender Commitment shall mean a written commitment by Seller to make a Loan
     -----------------
to the Borrower on terms and conditions set forth in the Purchase Commitment.

     Loan shall mean long-term whole loans to franchisees acceptable to
     ----
Purchaser and Seller, and such other restaurant or other concepts as may be mutually acceptable to Seller and Purchaser, that are originated and serviced by Seller.

     Loan Closing Date shall mean the day on which a Loan is funded.
     -----------------

     Loan Collateral shall mean with respect to a Loan, the related Security
     ---------------
Agreement (including any Collateral secured thereby), the Leasehold Mortgage or the Mortgage, if any, the Guarantee, if any, assignment of franchise rights, where assignable, and any other Loan Documents.

     Loan Documents shall mean with respect to a Loan, those instruments,
     --------------
agreements, guaranty documents, certificates or other writings, now or hereafter executed and delivered by the Borrower in respect of such Loan, including, without limitation, those which are required to be included in the Custodian File therefor, as the same may be modified, amended, consolidated, continued or extended from time to time.

     Mortgage shall mean any mortgage or deed of trust or deed to secure a Loan
     --------
entered into by a Borrower, (but not including Leasehold Mortgages) or other similar encumbrance creating a lien on and security interest in the mortgaged property securing the obligations of the Borrower under the related Note, together with any other security instruments, any related Uniform Commercial Code financing and continuation statements delivered by the Borrower, including, in all events, the property and rights assigned under all such instruments, together with all amendments, substitutions and replacements of any of the foregoing.

     Mortgaged Property shall mean, collectively, all fee simple (or ground
     ------------------
leasehold) interests of the mortgagor in any real property, including the improvements thereon, subject to the lien of a Mortgage which secures a Loan.

     Net Rate shall mean, for a particular Loan, the Gross Rate less the
     --------
Servicing Fee Rate.

     Person shall mean any legal person, including any individual, corporation,
     ------
partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Principal Amount shall mean, with respect to any Loan, the amount of the
     ----------------
principal advanced to the Borrower thereunder.

     Purchase Commitment shall mean Purchaser's written commitment to Seller, in
     -------------------
the form previously provided by Seller to Purchaser and approved by Purchaser, to purchase a Loan from Seller on the terms and conditions set forth therein.

     Purchase Price shall mean an amount equal to the outstanding Principal
     --------------
Amount for such Loan, as listed on the Notice of Loan Sale in Exhibit A attached hereto to be provided to Purchaser in connection with each sale of a Loan, payable in United States dollars in same day funds.

     Rating Agency shall mean Duff & Phelps Credit Rating Co., or its successors
     -------------
in interest, or any other rating agency acceptable to Seller and Purchaser.

     Sale Date shall mean the date on which Seller sells and Purchaser purchases
     ---------
a Loan, which shall be the Loan Closing Date.

     Servicer shall mean Seller, in its capacity as the Servicer under the
     --------
Servicing Agreement.

     Servicing Agreement shall mean the Servicing Agreement, dated as of the
     -------------------
date hereof between Servicer and Purchaser.

     Servicing Fee Rate shall mean, with respect to a particular Loan, the fee
     ------------------
payable to the Servicer under the Servicing Agreement, which shall equal the number of basis points agreed upon by Purchaser and Seller with respect thereto.

             Underwriting Guidelines shall mean Purchaser's underwriting
             -----------------------
       guidelines, as amended from time to time. The Underwriting Guidelines in effect as of the date hereof are attached hereto as Exhibit B.

       2.    Procedure for Offers, Acceptances and Purchases.
             -----------------------------------------------

             (a) Seller may, from time to time, deliver a letter (a "Proposal Letter") to a potential Borrower, setting forth the terms and conditions on which Seller might be interested in making a Loan to such potential Borrower. Such Proposal Letter shall not constitute an obligation on the part of Seller to make a Loan or a commitment on the part of the potential Borrower to borrow from Seller. If the potential Borrower expresses an interest in proceeding as described in Seller's Proposal Letter, Seller shall deliver to Purchaser a copy of the Proposal Letter and Borrower's response thereto.

             (b) Seller shall be solely responsible for processing a potential Borrower's Loan application, including but not limited to review of the potential Borrower's application, as well as supporting credit information, property appraisals and any other materials relevant to Seller's lending decision. If Seller shall determine that the potential Borrower qualifies under the Underwriting Guidelines with respect to the Loan, Seller shall forward all relevant information (the "Application Package") to Purchaser, together with Seller's review analysis.

             (c) Purchaser shall, within three (3) Business Days following its receipt of the Application Package, notify Seller in writing of its approval or disapproval of the Loan, based solely on Purchaser's independent credit evaluation. If Purchaser approves the Loan, Purchaser shall issue to Seller a Purchase Commitment with respect thereto.

             (d) Upon receipt by Seller of the Purchase Commitment, Seller shall issue to the Borrower a Lender Commitment. Upon receipt of the Lender Commitment executed by the Borrower, Seller shall sign and return to Purchaser the Purchase Commitment. If Purchaser disapproves the Loan, Seller may, in its discretion make such Loan; provided, however, that in such event Purchaser shall
                           --------  -------
have no obligation with to such Loan. If Seller makes a determination not to originate a Loan, Seller shall so inform the potential Borrower.

             (e) Subject to compliance by each Borrower with the terms and conditions of its applicable Lender Commitment, Seller shall close in its own name Loans as to which it has issued a Lender Commitment. Seller shall receive and review the Loan Documents executed by the Borrower, and, if applicable, each guarantor of the Loan, and shall execute the Loan Documents where execution by the lender is appropriate. Following Seller's determination that Borrower has fulfilled the terms and conditions of the Lender Commitment, Seller shall deliver to Purchaser, by facsimile transmission, a completed and duly executed Notice of Loan Sale. Purchaser shall, promptly after receipt of the Notice of Loan Sale, pay the Purchase Price stated therein in immediately available funds by federal wire transfer to an account of Seller designated by Seller; provided that if the Notice of Sale is not received by Purchaser prior to 1:00 p.m. eastern time on a Business Day, Purchaser shall not be required to pay the Purchase Price until

1:00 p.m. eastern time on the next succeeding Business Day. Upon receipt of the Purchase Price, Seller shall disburse the proceeds of the Loan as directed by Borrower in writing, provided that if at any time prior to such disbursement Seller shall determine that the Borrower is no longer in compliance with the terms and conditions of the Lender Commitment, Seller shall repay the Purchase Price to Purchaser by federal wire transfer. Simultaneously with the closing of each Loan, Seller shall endorse each Note to Purchaser, and execute assignments of each Mortgage and UCC-1 financing statement to Purchaser. Promptly following the closing of each Loan, Seller shall (i) deliver for recording or filing, as applicable, each Mortgage and UCC-1 financing statement executed in connection with such Loan (Seller may employ a title insurance company or an insured document filing service in order to effect such recordation and/or filing); and
(ii) deliver an original or duplicate original of each Loan Document to the Custodian (endorsed and/or assigned as appropriate); and (iii) deliver a copy of each endorsement and assignment to Purchaser.

             (f) Nothing set forth herein shall be deemed to obligate Seller to offer any Loan for sale to Purchaser or Purchaser to purchase any Loan from Seller unless and until a Purchaser Commitment has been executed by both Purchaser and Seller; provided, however, that any offer by Purchaser to Seller,
                      --------  -------
as evidenced by a Purchase Commitment, shall remain in effect for thirty (30) Business Days after receipt thereof by Seller. Nothing set forth herein shall be deemed to preclude or limit (i) Seller's right to offer loans of the same type as the Loans for sale to Persons other than Purchaser, or (ii) Purchaser's right to purchase loans of the same type as the Loans from Persons other than Seller.

       3.    Application of Payments.
             -----------------------

             When Seller receives a scheduled payment or prepayment of principal or interest, or collects any Guaranty Amounts or any other payments or collections representing principal or scheduled interest on a Loan (not including Late Payment Charges, assumption fees or expenses, default interest, default fees or prepayment penalties, which shall belong to Servicer, but which shall not be paid out of such above-referenced amounts) ("Available Funds"), in respect of a Loan, Seller shall accept, in trust for Purchaser, the amounts of such payments or collections to which Purchaser is entitled pursuant to this
Section 3. On the 15th day of each month (or if such date is not a Business Day, on the Business Day immediately following such date) Seller shall, out of Available Funds received but not paid out as of the 14th day of such month (or the next preceding Business Day) and after payment to Servicer of the servicing compensation described under Section 2.4 of the Servicing Agreement, remit to Purchaser (i) all payments received in respect of principal, (ii) out of scheduled payments received in respect of interest, interest accrued at the Net Rate on the related Loan and (iii) all other remaining Available Funds, if any; provided, however, that Purchaser's right to interest payments under (ii) above
--------  -------
shall be appropriately adjusted to reflect the period of time during which Purchaser owned the Loan during the calendar month prior to the month of each remittance.

     4.  Method of Payments.
         ------------------

         All payments required to be made by the parties to this Agreement shall be made in accordance with such instructions as each party may from time to time deliver to the other party in writing, by telex or by facsimile transmission. All payments required to be paid hereunder shall be made by wire transfer of immediately available funds, unless otherwise directed by the party entitled thereto.

     5.  Adjustment of Payments.
         ----------------------

         If, after Seller has paid to Purchaser any payment or collection in accordance with Section 3 herein and that payment or collection is rescinded or must otherwise be returned or paid over by Seller, whether pursuant to any bankruptcy or insolvency law, or otherwise, Purchaser shall, at Seller's request, promptly return that payment or collection to Seller, together with any interest or other amount required to be paid by Seller with respect to that payment or collection.

     6.  Representations and Warranties.
         ------------------------------

         Each of Purchaser and Seller represents and warrants to the other, which representations and warranties shall be deemed repeated on each Sale Date, that (i) this Agreement has been duly authorized, and the execution, delivery and performance hereof has been duly executed and delivered and constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms; and (ii) each of Purchaser and Seller further represents that it is not insolvent and will not be rendered insolvent as a result of the purchase of the Loan by Purchaser, and Purchaser has not purchased, and Seller has not sold, the Loan with any intent to hinder, delay or defraud any of its creditors.

         Seller further represents and warrants that it is qualified to do business to the extent that is required to be so qualified in each state in which Seller makes a Loan.

     7.  Loan Representations.
         --------------------

         Seller hereby represents and warrants that with respect to each Loan, as of the related Sale Date or such other date as provided herein, except as otherwise disclosed in writing by Seller to Purchaser prior to Purchaser's issuance of a Purchase Commitment with respect thereto:

         (a) The information pertaining to the Loan set forth in the Notice of Loan Sale is true and correct in all material respects as of the date or dates such information was furnished.

         (b) All federal, state and local laws, rules and regulations, including, without limitation, those relating to usury, truth-in-lending, real estate settlement procedure, land sales, the offer and sale of securities, consumer credit protection and equal credit opportunity or disclosure, applicable to Seller with respect to the Loan have been complied with in all material respects.

         (c) With respect to any Loan secured by a Mortgage or a Leasehold Mortgage, the Loan file contains documentation which will enable such Mortgages, Leasehold Mortgages or assignments thereon to be duly filed and recorded with all appropriate governmental authorities in all jurisdictions in which such filing is required to be filed and recorded to create a valid, binding and enforceable first lien on the related Mortgage and Leasehold Mortgage.

         (d) Immediately prior to the sale of the Loan pursuant hereto, Seller owned full legal and equitable title to the Loan, free and clear of any lien or participation which represents any ownership interest in favor of any other party.

         (e) The Loan Documents are genuine, have not been impaired, altered or modified in any respect and are the legal, valid and binding obligation of the Borrower (and the guarantor, if applicable) thereunder, enforceable in accordance with their terms (except as such enforceability may be limited by Bankruptcy Law and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law), and are not subject to any dispute, right of setoff, counterclaim or defense of any kind.

         (f) All parties to the Loan Documents had the legal capacity to enter into the Loan (and the Guaranty, if applicable) and to execute and deliver the Loan Documents, and the Loan Documents have been duly and properly executed by such parties.

         (g) At the time the Loan was made, the related Borrower owned or had a leasehold interest in the related Loan Collateral, including good and marketable title to any property (subject to exceptions contained in the title insurance policy, if any, relating to such property), free and clear of all liens other then Permitted Encumbrances (as defined in the Security Agreement for such Loan) and other than liens otherwise contemplated by the related Loan Documents, and each related Loan is a legal and binding obligation of the Borrower and is enforceable in accordance with its terms.

         (h) The related Mortgage, Leasehold Mortgage and Security Agreement, if any, contain customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Loan Collateral of the benefits of the security interests intended to be provided thereby, including by judicial foreclosure. There is no exemption under existing law available to the related Borrower that would interfere with the Mortgagee's or secured party's right to foreclose such related Mortgage, Leasehold Mortgage or Loan Collateral, as applicable, other than those which may be available under applicable Bankruptcy Law, homestead statutes or other debtor relief statutes.

           (i) Seller has not taken or omitted to take any action required hereunder, and has no notice that the related Borrower has taken or omitted to take any action that would impair or invalidate the coverage provided by any existing insurance policy relating to the Loan.

           (j) All applicable intangible taxes and documentary stamp taxes were paid as to the Note and the related Mortgage, Leasehold Mortgage and Security Agreement.

           (k) Except as otherwise set forth in the related Loan Documents and subject to Permitted Encumbrances with respect thereto, the related Mortgage or Leasehold Mortgage, if any, and Security Agreement give the Mortgagee or the secured party the right to receive and direct the application of insurance proceeds and condemnation proceeds received in respect of the Loan.

           (l) There are no delinquent taxes, ground rents, water charges, sewer rents or assessments outstanding with respect to the related Loan Collateral other than those which were Permitted Encumbrances or those which are immaterial and are being contested in good faith.

           (m) The Loan Collateral is free of material damage and waste for which no insurance is maintained and there is no proceeding pending or, to the best knowledge of Seller, threatened for the total or partial condemnation or taking of the related Loan Collateral by eminent domain.

           (n) Neither the Borrower nor any officer, director, employee, shareholder, partner or Affiliate thereof is an officer, director, employee, shareholder, partner or Affiliate of Seller.

           (o) No instrument of release or waiver has been executed in connection with the Loan, and the Borrower has not been released in whole or in part.

           (p) The Borrower is not in default in complying with the terms of the Note and related Security Agreement, Mortgage or Leasehold Mortgage if any, or Affiliate Guarantee, if any, and Seller has not waived any default, breach, violation or event of acceleration. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Borrower, directly or indirectly, for the payment of any amount required by such Borrower's Loan.

           (q) The related Custodian File contains the related Loan Documents and instruments specified to be included therein in the form so specified.

           (r) The proceeds of the Loan have been fully disbursed, there is no requirement for future advances thereunder and all costs, fees and expenses incurred in making, closing or recording the Loan have been paid.

          (s) The Loan was underwritten in accordance with the Underwriting Guidelines as in effect on the date of the related Purchaser Commitment. The Underwriting Guidelines in effect on the date hereof are attached hereto as Exhibit B. Any amendments thereto have been furnished to Seller. The Underwriting Guidelines, as of the date hereof, are substantially the same as those used by Greenwich Capital Financial Products, Inc. ("Greenwich") to originate the loans that were the subject of the most recent securitization by Greenwich of loans similar to the Loan which securities were rated by the Rating Agency at least investment grade. Seller in not aware of any changes in the requirements of the Rating Agency for granting an investment grade rating to a pool of such Loans since the date of such securitization by Greenwich except as reflected in its current Underwriting Guidelines.

          (t) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due Seller have been capitalized under related Note.

          (u) The transfer, assignment and conveyance of the Loan by Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

          (v) Seller has caused to be performed any and all acts required to be performed to preserve the rights and remedies of the secured party in any insurance policies.

          (w)  The Loan is not subject to a Bankruptcy plan.

          (x) The Loan is evidenced by a Secured Promissory Note, Pledge and Security Agreement, UCC Financing Statement, and, where appropriate, a Mortgage or Leasehold Mortgage, Guaranty, Agreement to Elect to Renew Franchise Agreement, and such other documents as Seller customarily employs in the closing of loans of the same type as the Loan, substantially in the forms previously provided to Purchaser by Seller.

          In the event that any of the representations and warranties of Seller set forth in Section 6 or Section 7 hereof shall prove to have been untrue in any material respect on and as of the Sale Date (a "Breached Representation") with respect to any Loan (an "Ineligible Loan"), the party discovering such Breached Representation shall give written notice to the other. Seller may, at its option, cure such Breached Representation. If such Breached Representation is not cured in all material respects within 90 days from the date on which Seller discovers or receives notice of the Breached Representation, Purchaser may, at its option, requires Seller to repurchase the Ineligible Loan at a price equal to the unpaid Principal Amount thereof, together with all accrued but unpaid amounts due to Purchaser pursuant to Section 3 hereof.

          Seller shall file, or cause to be filed by the escrow agent with respect to a Loan secured by a Mortgage or a Leasehold Mortgage, or otherwise by the closing agent, at Seller's sole cost and expense, (i) all financing statements on Form UCC-1 and all financing statement assignments on Form UCC-3 and (ii) if applicable, all Mortgage assignments and assignments of Leasehold Mortgages as are customarily required to perfect a security interest in the Loans.

         Purchaser hereby acknowledges that Seller is selling, assigning, conveying, transferring, and delivering the Loans without recourse, and, except as expressly set forth above, without representation or warranty of any kind or description. Nothing in this paragraph shall limit in any way the Purchaser's rights and remedies set forth above in this Section 7.

     8.  Agreements of Seller.
         --------------------

         As of the Sale Date with respect to any Loan, Purchaser shall be a legal and the beneficial owner of such Loan, free and clear of any adverse claim.

         Seller agrees to give Purchaser prompt notice of the occurrence of any default under the Loan Documents of which Seller shall have actual knowledge.

         Seller agrees to maintain such licenses and/or registrations in good standing the lapse of which would have a material, adverse impact on any Loan or Purchaser's interest therein or on Seller's ability to securitize the Loans.

         Seller agrees to continue to originate loans in accordance with the Underwriting Guidelines, as amended from time to time. Purchaser shall notify Seller in writing in the event that there are any material alterations to such Underwriting Guidelines.

         Seller agrees to indemnify and hold harmless Purchaser for any loss, damage, liability or expense (including reasonable attorneys' fees) incurred by Purchaser which arises as a direct result of any gross negligence or intentional misconduct by Seller in the application of its Underwriting Guidelines, in connection with the origination of any Loan. Seller shall not be liable to Purchaser for any loss, damage, liability or expense arising out of a Borrower's misrepresentations, bad faith or intentional malfeasance or as a result of defaults by Borrowers in making payments under the Loan Documents. Seller shall be entitled to rely in good faith upon any advice of counsel regarding legal matters and upon any written certifications or representations made by Borrowers. Nothing in this paragraph shall be construed to limit Purchaser's rights and remedies under Section 7 herein.

     9.  Agreements of Purchaser.
         -----------------------

         Purchaser shall, independently and without reliance upon Seller, except as provided herein, and based on the Application Package and such financial statements and other documents and information as Purchaser deems appropriate, make Purchaser's own credit analysis and underwriting decisions to purchase any Loan hereunder, based upon its own lending policies and investment objectives.

                Purchaser shall maintain the confidentiality of any confidential information contained in the Application Package.

        10.     Repurchase Prior to Securitization.
                ----------------------------------

                Purchaser acknowledges that Seller has experience in the securitization of loans into investment grade securities and may, from time to time, wish to repurchase Loans therefor.

                In the event that Seller wishes to repurchase any Loan in order to resell such Loan in a securitized transaction, Purchaser agrees to negotiate the terms of such repurchase, subject to Purchaser's investment objectives and policies.

        11.     Custody of Loan Documents.
                -------------------------

                The Loan Documents for each Loan sold to Purchaser will be held in custody by the Custodian pursuant to the Custodial Agreement.

        12.     Servicing of the Loans.
                ----------------------

                The Loans will be serviced in the manner set forth in the Servicing Agreement. Without Purchaser's prior written consent, and subject to the Servicing Agreement, Seller shall not agree to the modification or waiver of any of the terms of the Loan Documents, consent to any action or failure to act by the Borrower, or exercise any rights which Seller may have in respect of the Loans or under the Loan Documents if the agreement, consent or exercise of rights would (i) reduce the principal amount of or rate of interest on the Loans to which Purchaser is entitled under this Agreement, (ii) postpone any date fixed for any payment of principal of or interest on the Loans, (iii) release any Collateral or security interest thereon except as otherwise contemplated in the Loan Documents or (iv) release the Borrower, any guarantor, or any other party primarily or secondarily liable under any Loan, or permit an assignment of the obligations of the Borrower.

        13.     Notices.
                -------

                All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows or such other address as may hereafter be furnished to the other party by like notice:

                (a)   if to Seller:

                      Franchise Mortgage Acceptance Company LLC
                      600 Steamboat Road
                      Greenwich, Connecticut 06830
                      Attention: Mr. John Rinaldi
                 with a copy to:

                 Thomas J. Infurna
                 Thacher Proffitt & Wood
                 50 Main Street
                 5th Floor
                 White Plains, N.Y. 10606

        (b)      if to Purchaser:

                 Southern Pacific Trust & Loan Association
                 12300 Wilshire Boulevard
                 Los Angeles, California 90025
                 Attention:  Mr. Robert Blumberg
                             Vice President Operating

                 with a copy to:

                 Nebenzahl and Kohn
                 10940 Wilshire Boulevard
                 Suite 1500
                 Los Angeles, California 90025
                 Attention:  Bernard Nebenzahl, Esq.

     14.   Governing Law.
           -------------

           This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of the loan principle.

     15.   Entire Agreement; Amendment.
           ---------------------------

           This Agreement (together with the Servicing Agreement and the Custodial Agreement) constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior oral or written agreements in regard thereto. No modification or amendment of this Agreement shall be binding unless in writing and executed by the parties.

     16.   Counterparts.
           ------------

           This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            FRANCHISE MORTGAGE ACCEPTANCE
                                            COMPANY LLC


                                            [SIGNATURE APPEARS HERE]
                                            -----------------------------------
                                            Name:
                                            Title:  SVP

                                            Date:
                                                 -------------------------------


                                            SOUTHERN PACIFIC THRIFT & LOAN
                                            ASSOCIATION


                                            ------------------------------------
                                            Name:
                                            Title:

                                            Date:
                                                 -------------------------------

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                               FRANCHISE MORTGAGE ACCEPTANCE
                                               COMPANY LLC


                                               ---------------------------------
                                               Name:
                                               Title:

                                               Date:
                                                    ----------------------------


                                               SOUTHERN PACIFIC THRIFT & LOAN
                                               ASSOCIATION


                                                    /s/ Stephen Shugerman
                                               ---------------------------------
                                               Name:    Stephen Shugerman
                                               Title:   President

                                               Date:
                                                    ----------------------------

                                   EXHIBIT A

                                   EXHIBIT A

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC
                              600 Steamboat Road
                          Greenwich, Connecticut 06830


To: Southern Pacific Thrift & Loan Association              Certificate No.___


                              Notice of Loan Sale
                              -------------------

Franchise Mortgage Acceptance Company LLC ("Seller") hereby sells, transfers and assigns to Southern Pacific Thrift & Loan Association ("Purchaser"), the Loan and Loan Collateral between Seller and the Borrower described below upon the terms and conditions set forth in the Master Loan Sale Agreement between Seller and Purchaser, dated as of August 23, 1995 (the "Agreement"). Details are as follows:

Borrower:

Date of Loan:

Principal Amount:

Gross Rate:

Net Rate:

Date of Purchase:

Maturity Date:

Additional Provisions:

Loan Collateral:

Capitalized terms not otherwise defined in this Notice of Loan Sale shall have the meanings given to them in the Agreement. In case of any conflicts between the terms of this Notice of Loan Sale and the Agreement, this Notice of Loan Sale shall govern.

                                        FRANCHISE MORTGAGE ACCEPTANCE
                                        COMPANY LLC



                                        ------------------------------
                                        Name:
                                        Title:


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